CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-1680) pertaining to the 1995 Stock Option Plan of Premier Laser Systems, Inc., and related Prospectus, the Registration Statement (Form S-8 No. 333-27151) pertaining to the February 1996 Stock Option Plan of Premier Laser Systems, Inc., and related Prospectus, the Registration Statement (Form S-8 No. 333-48379) pertaining to the 1996 Stock Option Plan of Premier Laser Systems, Inc., and related Prospectus, and the Registration Statement (Form S-8 No. 333-29497) pertaining to the 1997 Stock Option Plan of Premier Laser Systems, Inc., and related Prospectus, of our report dated June 9, 1999, except for Notes 2, 3 and 8, as to which the date is October 4, 1999, with respect to the consolidated financial statements and schedule of Premier Laser Systems, Inc., included in its Annual Report (Form 10-K/A) for the year ended March 31, 1999.





                                  HASKELL & WHITE LLP



Newport Beach, California
October 5, 1999